Exhibit (j) (i) under Form N-1A
                                    Exhibit (23) under Item 601/Reg. S-K


              Consent of Ernst & Young LLP, Independent Auditors


     We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information, and to the use of our reports dated April 17, 2001, in Post-Effective Amendment Number 29 to the Registration Statement (Form N-1A, No. 2-91091) of Federated High Yield Trust dated April 30, 2001.



                                                /s/ Ernst & Young LLP
                                                ERNST & YOUNG LLP


Boston, Massachusetts
April 25, 2001